SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [x]
Filed by a Party other than the Registrant

Check the appropriate box:
  Preliminary Proxy Statement    Confidential, For Use of the Com-
                                 mission only (as permitted by Rule 14a-6(e) 2))
[x]  Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Rule 14a-12
                         Applied Voice Technology, Inc.

-------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

-------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee
  [x]No fee required
     Fee computed on table below per Exchange Act Rules 14A-6(i) (1) and 0-11.

(1) Title of each class of securities to which transaction applied:
-------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(5)  Total fee paid:

  Fee paid previously with preliminary materials:
-------------------------------------------------------------------------------
  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
-------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement no:

(3)  Filing Party:

(4)  Date Filed:
-------------------------------------------------------------------------------

                         APPLIED VOICE TECHNOLOGY, INC.

                                  ------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 13, 1997
                                  ------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Applied Voice Technology, Inc., a Washington corporation (the "Company"), will be held at the Bellevue Club Hotel, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m., local time, on Tuesday, May 13, 1997 (the "Annual Meeting") for the following purposes:

         (1)      To elect one director of the Company.

         (2) To transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person.

         To ensure representation at the Annual Meeting, shareholders are urged to mark, sign, date and return the enclosed Proxy as promptly as possible, even if they plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a Proxy if the Proxy is revoked in the manner set forth in the accompanying Proxy Statement.

                                By order of the Board of Directors

                               /s/ Roger A. Fukai

                                    Roger A. Fukai
                                    Executive Vice President of Finance and
                                    Administration,
                                    Chief Financial Officer and Secretary

Kirkland, Washington
April 7, 1997

                         APPLIED VOICE TECHNOLOGY, INC.

                                  ------------

                                 PROXY STATEMENT
                                  ------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Applied Voice Technology, Inc. ("AVT" or the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at the Bellevue Club Hotel, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m., local time, on Tuesday, May 13, 1997 or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The principal executive offices of the Company are located at 11410 N.E. 122nd Way, Kirkland, Washington 98034. It is expected that this Proxy Statement and accompanying Proxy will be mailed to shareholders on or about April 7, 1997.

Record Date and Outstanding Shares

         Only holders of record of the Company's common stock (the "Common Stock") at the close of business on March 14, 1997 are entitled to notice of and to vote at the Annual Meeting. On that date there were 5,644,324 shares of Common Stock outstanding.

Revocability of Proxies

         Shares represented at the Annual Meeting by properly executed proxies in the accompanying form will be voted at the Annual Meeting and, where the shareholder giving the Proxy specifies a choice, the Proxy will be voted in accordance with the specification so made. A Proxy given for use at the Annual Meeting may be revoked by the shareholder giving the Proxy at any time prior to the exercise of the powers conferred thereby. A Proxy may be revoked either by
(i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's principal executive offices, either a written revocation or a duly executed Proxy bearing a later date or (ii) attending the Annual Meeting and voting in person, regardless of whether a Proxy has previously been given. Presence at the Annual Meeting will not revoke the shareholder's Proxy unless such shareholder votes in person.

Quorum and Voting

         Holders of Common Stock will be entitled to one vote per share of Common Stock held. Holders of Common Stock are not entitled to cumulative voting rights in the election of directors. Under Washington law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by Proxy, constitutes a quorum for the Annual Meeting.

         The nominee for election as director who receives the greatest number of votes, present in person or by Proxy at the Annual Meeting, will be elected director. Abstention from voting and broker nonvotes on the election of the director will have no impact on the outcome of this proposal since they have not been cast in favor of any nominee.

Solicitation of Proxies

         The Company has retained W.F. Doring & Company to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $2,500 plus expenses. The cost of soliciting proxies will be borne by the Company. Proxies will be solicited by personal interview, mail and telephone. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

                              ELECTION OF DIRECTOR

         At the Annual Meeting, one director is to be elected to hold office for a term of three years until the Company's annual meeting of shareholders in 2000, and until his successor shall be elected and shall qualify. The Board of Directors has no reason to believe that the nominee named below will be unable to serve as a director. If, however, the nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee.

         Unless authority to do so is withheld, the persons named as proxies in the accompanying form of Proxy will vote FOR the election of the nominee listed below.

Nominee

         JAMES S. CAMPBELL (age 70) has served as a director of the Company since 1991. Since 1987, he has been Managing Director of Management Partners International Corporation, a management consulting firm. Previously, Mr. Campbell served as Chairman, President and Chief Executive Officer of Fortune
Systems Corporation (now Tigera Group, Inc.), President of Shugart Corp., President of Xerox Computer Services and a Vice President of Xerox Corporation. Mr. Campbell also serves as a director of Rational Software Corp. He holds a B.A. degree in business administration from the University of Wisconsin and attended the Graduate School of Business in Wisconsin.

         The Board of Directors recommends a vote FOR the election of the nominee.

Continuing Director - term expires 1998

         WILLIAM L. TRUE (age 42) has served as a director of the Company since 1985, serving as Chairman of the Company's Board from 1990 to 1994. Mr. True has also been Chairman of the Board of Gull Industries, Inc. ("Gull"), a privately held full-line petroleum distributor in the Pacific Northwest, since 1990. Prior to that, Mr. True served as Executive Vice President and a Director of Gull from 1989 to 1990. Presently, Mr. True also serves on the boards of the Seattle Art Museum and the Pike Place Market Foundation, where he is President. Mr. True holds a B.A. degree from Duke University.

Continuing Directors - terms expire 1999

         RICHARD J. LAPORTE (age 52) joined AVT in 1990 as President, Chief Executive Officer and a director. He became Chairman of the Company's Board in 1994, and also serves as a director and executive officer of certain AVT wholly owned subsidiaries. He has over 30 years of experience managing high-technology data processing, computer software and communications companies. Mr. LaPorte was President and Chief Executive Officer of Accountants Microsystems Inc. (a computer software development company) from 1985 to 1990. Prior to that, he served as President and Chief Executive Officer of Gill Management Services, Inc., and held various senior management positions at Xerox Computer Services, a division of Xerox Corporation.

         ROBERT L. LOVELY (age 60) has served as a director of the Company since 1983. He has been President of The Lovely Corporation, d/b/a Admiral of the Fleet Cruise Center, a travel agency system specializing in cruise vacations and management consulting, since 1984. Mr. Lovely is also a founder, Chairman of the Board and Chief Executive Officer of Cruise Centers of America, Inc., a franchiser of specialty travel services. In addition, Mr. Lovely currently serves as a director of Republic Leasing Inc. Previously, he was President, Chief Executive Officer and a director of Satellite Information Systems Co., a publicly owned software development company; founder, manager and director of Illuminet, Inc., a nationwide company servicing independent telephone companies; and founder, manager, Chief Executive Officer and director of Allied Data, a data processing services company. Mr. Lovely holds a B.A. degree in mathematics from Washington State University and an M.B.A. degree from Pacific Lutheran University.

Compensation of Directors

         Currently, the Company pays Mr. Campbell an attendance fee of $1,000 for attending each meeting of the Board of Directors, in addition to reimbursing him for reasonable expenses incurred in connection with attending such meetings. All nonemployee directors are entitled to certain stock option grants pursuant to the Company's 1994 Nonemployee Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the automatic grant of an option to purchase 5,000 shares of Common Stock to each eligible director upon his or her initial election or appointment to the Board of Directors. In addition, each eligible director automatically receives the grant of an option to purchase 2,000 shares of Common Stock immediately following each annual meeting of the Company's shareholders. The exercise price for such options is the fair market value of the Common Stock on the date of grant. Each option vests one year after it is granted and expires 10 years from the date of grant or, if earlier, 12 months after the optionee's termination of service with the Company, the optionee's death or the optionee's total disability. In the event of certain acquisitions of the Company or upon liquidation of the Company, each outstanding option will accelerate in full immediately prior to such event and will terminate upon the occurrence of such event.

Information on Committees of the Board of Directors and Meetings

         The Company's Board of Directors has established a Compensation Committee and an Audit Committee.

         The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other key employees of the Company, administers the Restated 1989 Stock Option Plan and recommends policies relating to benefit plans. The Compensation Committee consists of William L. True, Robert L. Lovely and James S. Campbell. The Compensation Committee held 12 meetings in 1996.

         The Audit Committee reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The Audit Committee consists of William
L. True and James S. Campbell. The Audit Committee held 2 meetings in 1996.

         During 1996, there were 10 meetings of the Board of Directors and all board members attended at least 75% of the meetings of the Board and of each Committee of which he was a member.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of March 1, 1997 certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially own more than 5% of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the Company's executive officers for whom compensation is reported in this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

         Name of                                     Shares Beneficially Owned
     Beneficial Owner                                 Number           Percent
----------------------------------------------------------------------


Gull Industries, Inc.(1).....................          1,520,551          26.9%
   3404 4th Avenue South
   Seattle, WA 98124
---------------------------------------------------------------------
William L. True(1)...........................          1,526,301          27.0%
   3404 4th Avenue South
   Seattle, WA 98124
----------------------------------------------------------------------
Vinik Partners, L.P.(2) ......................           291,200           5.2%
   260 Franklin Street
   Boston,  MA  02110
----------------------------------------------------------------------
Richard J. LaPorte(3).........................           231,708           3.9%
----------------------------------------------------------------------
Dennis F. King(4).............................           199,177           3.5%
----------------------------------------------------------------------
Greg R. Blanpied(3)...........................            65,673           1.2%
----------------------------------------------------------------------
Robert L. Lovely(5)...........................            43,500           *
----------------------------------------------------------------------
Roger A. Fukai(6).............................            47,025           *
----------------------------------------------------------------------
Michael C.Freebairn(7)........................            12,685           *
----------------------------------------------------------------------
Timothy A.Wudi(3).............................            20,370           *
----------------------------------------------------------------------
James S. Campbell(3)..........................            14,000           *
----------------------------------------------------------------------
All directors and current executive officers as a
    group (9 persons) (1).....................         1,974,902          32.4%
------------

*         Less than 1%
(1) Includes 1,520,551 shares owned by Gull. Mr. True is Chairman of the Board of Gull, and shares voting power and the ability to control the disposition of such shares. Shares beneficially owned by Mr. True include 5,750 shares issuable upon exercise of stock options that are currently exercisable or that are exercisable within 60 days.
(2) Based on Schedule 13D dated February 18, 1997, Vinik Partners, L.P. Beneficially owns 121,000 shares, and voting and dispositive power as to those shares is shared with VGH Partners L.L.C. The other 170,200 shares are beneficially owned by Vinik Overseas Fund, Ltd. and a discretionary account managed by Vinik Asset management, L.P., and voting and dispositive power as to those shares is shared with Vinik Asset Management, L.L.C. In addition, Jeffrey Vinik, Mark Hostetter and Michael Gordon share voting and dispositive power as to all 291,200 shares.
(3) Represents shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.
(4) Includes 15,000 shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.
(5) Includes 21,500 shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.
(6) Includes 47,000 shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.
(7) Includes 12,460 shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.



                                              EXECUTIVE OFFICERS

         The executive officers of the Company and their ages as of March 14, 1997 are as follows:

                                                                    Officer
      Name               Age               Position                  Since

Richard J. LaPorte        52    Chairman of the Board,President       1990
                                  and Chief Executive Officer
Greg R. Blanpied          49    Executive Vice President &            1991
                                  Chief Technology Officer
Roger A. Fukai            44    Executive Vice President of           1991
                                  Finance & Administration and
                                  Chief Financial Officer
Michael (Corey)
    Freebairn             33    Senior Vice President of              1996
                                  International
Joseph A. Staples         37    Senior Vice President of              1996
                                  Worldwide Marketing
Timothy A. Wudi           47    Senior Vice President of              1996
                                  North American Dealer Sales

         For Mr. LaPorte's biographical summary, see "Election of Director."

         Mr. Blanpied serves as AVT's Executive Vice President & Chief Technology Officer. Mr. Blanpied joined the Company in 1991, and served as the Company's Senior Vice President of Engineering and Operations until his appointment to his current position in 1997. Prior to joining AVT, Mr. Blanpied was Vice President of Engineering at Votan, a division of Moscom Corporation, a voice processing and voice recognition company, from 1989 to 1991. Prior to that, he was Vice President of Software Development and Operations for Compufact, a division of Computer Sciences Corporation; the Managing Partner in Trillium, a software engineering consulting company; and Vice President of Technology Planning and Development and Vice President of Systems Programming for Xerox Computer Services.

         Mr. Fukai serves as AVT's Executive Vice President of Finance & Administration and Chief Financial Officer. Mr. Fukai joined the Company in 1988, as the Company's Director of Finance and served as Senior Vice President of Finance & Administration and Chief Financial Officer from 1991 until his appointment to his current position in 1997. Mr. Fukai also serves as a director and executive officer of certain AVT wholly owned subsidiaries. Prior to joining AVT, Mr. Fukai was Controller at Advanced Technology Laboratories, Inc., a manufacturer of diagnostic medical imaging equipment. Mr. Fukai is a C.P.A and holds a B.A. degree in business administration from Washington State University.

         Mr. Freebairn serves as AVT's Senior Vice President of International. Prior to joining AVT on March 1, 1996, Mr. Freebairn was Director of Worldwide Sales for Canopy Technologies, Inc., a software sales and marketing corporation. Mr. Freebairn was Regional Director of International at WordPerfect Corporation, a division of Novell, Inc., from 1988 through 1994. Mr. Freebairn holds a B.A. degree in English from Brigham Young University and an M.B.A. degree from the University of Phoenix.

         Mr. Staples serves as AVT's Senior Vice President of Worldwide Marketing. Prior to joining AVT on February 26, 1996, Mr. Staples was Vice President of Marketing at Callware Technologies, Inc., a developer of Novell Network based call processing applications from 1994 to 1996. Prior to that, he was Senior Product Marketing Manager for Novell, Inc. Mr. Staples holds a B.A. degree in business administration from the University of Phoenix.

         Mr. Wudi serves as AVT's Senior Vice President of North American Dealer Sales. Mr. Wudi joined the Company in 1991 as Business Development Manager, and served as Vice President, U.S. Dealer Sales from 1993 until his appointment to his current position in 1996. Prior to that, Mr. Wudi was employed from 1990 to 1991 at VMX, a subsidiary of Octel Communications Corporation, as National Accounts Manager. Mr. Wudi is a C.P.A. and holds a B.S. degree in business administration, accounting and marketing from Central Michigan University.



                                            EXECUTIVE COMPENSATION

Compensation Summary

         The following table sets forth certain information as to the Company's Chief Executive Officer, each of the four other most highly compensated executive officers and a former executive officer for services rendered in all capacities for the Company during the fiscal years ended December 31, 1996, 1995 and 1994 (the "named executive officers").



                                          Summary Compensation Table

                                                                                                  Long Term
                                                                                                 Compensation
                                                                                                    Awards
                                                           Annual Compensation                    Securities        All Other
-----------------------------------
                                                                             Other Annual         Underlying      Compensation
   Name and Principal Position       Year    Salary($)    Bonus($)(1)     Compensation($)(2)      Options(#)         ($)(3)
-----------------------------------

Richard J. LaPorte                   1996     $210,025    $     90,714            --                     --           $ 2,747
   President & Chief                 1995      201,800          93,654            --                240,000             1,373
   Executive Officer                 1994      192,183          93,390            --                     --             1,848

Greg R. Blanpied                     1996      123,600          29,169            --                     --             2,850
   Executive Vice President &        1995      118,725          25,401            --                 50,000             1,350
   Chief Technology Officer          1994      113,054          35,447            --                     --             1,800


Roger A. Fukai                       1996      102,500          26,752            --                 50,000             2,850
   Executive Vice President of       1995       96,400          22,834            --                 70,000             1,164
   Finance and Administration        1994       89,583          34,660            --                     --             1,433
   & Chief Financial Officer

Timothy A. Wudi                      1996       88,916             --           45,438               25,000             2,850
   Senior Vice President of North    1995       77,000             --           56,660               25,000                --
   American Dealer Sales             1994       73,500             --           57,436                   --                --


Michael (Corey) Freebairn (4)        1996       91,667             --           30,004               35,000            21,327
   Senior Vice President
   of International

Dennis F. King (5)                   1996      114,876          26,356            --                     --             2,850
  Former Executive Vice              1995      113,040          25,413            --                 25,000             1,386
  President of Market                1994      107,583          33,241            --                     --               840
  Development and Secretary

----------------

(1) Represents bonuses paid pursuant to the Company's Management Incentive Compensation Plan described in the Compensation Committee Report below.

(2)       Consists of sales commissions.

(3) Consists of matching contributions to the Company's 401 (k) plan. The amount shown for Mr. Freebairn represents $21,327 of taxable relocation expenses.

(4)       Mr. Freebairn joined the Company in March, 1996.

(5)       Mr. King retired from the Company in January, 1997.

Option Grants in 1996

         The following table provides information on grants of stock options in 1996 to the named executive officers.

                                         Stock Option Grants in 1996

                                                 Individual Grants
                               Number of
                              Securities       Percent of                                 Potential Realizable Value
                              Underlying     Total Options     Exercise                   at Assumed Annual Rates of
                                Options        Granted to         or                       Stock Price Appreciation
                                Granted       Employees in       Base      Expiration        for Option Term($)(3)

Name                            (#)(1)       Fiscal Year(2)    Price $)       Date            5%              10%

Roger A. Fukai.............     50,000            12.23%        12.75         12/24/06        400,920       1,016,011

Michael (Corey) Freebairn       35,000             8.56%        10.75           3/1/06        236,622         599,646

Timothy A. Wudi                 25,000             6.11%          9.56          2/1/06        150,306         380,904

(1) The options vest on a three year schedule, with 32.8% of the options becoming exercisable one year after the grant date and an additional 2.8% becoming exercisable each month thereafter until the options are fully vested three years after the grant date. The exercise price of the options is the fair market value of the Company's stock on the grant date.

(2)      The Company granted 408,900 stock options to employees in 1996.

(3) Assumes all options are exercised at the end of their respective ten-year terms. Stock price appreciation based on growth rates assumed for each option individually.



Option Exercises and Year-End Values

         The following table sets forth certain information regarding option exercises in 1996 and options held as of December 31, 1996 by each of the named executive officers.

              Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                               Shares                       Number of Securities
                              Acquired                     Underlying Unexercised            Value of Unexercised
                             On Exercise    Value             Options Held at               In-the-Money Options at
                                           Realized         December 31, 1996(#)            December 31, 1996($)(1)
Name                             (#)         ($)       Exercisable     Unexercisable     Exercisable    Unexercisable
----

Richard J. LaPorte.........       -0-            -0-      281,708           240,000      2,774,197              -0-

Greg R. Blanpied...........     5,000        43,750        75,673            50,000        729,975              -0-

Roger A. Fukai.............       -0-            -0-       55,000           120,000        538,750              -0-

Timothy A. Wudi.........         8,001        72,130       11,561            50,938         96,793           69,830

Michael (Corey)Freebairn          -0-            -0-          -0-            35,000            -0-           52,500

Dennis F. King............        -0-            -0-       15,000            25,000        168,750              -0-




(1) Calculated based on the difference between the option exercise price and the fair market value of the Common Stock on December 31, 1996.



Compensation Committee Report on Executive Compensation

         The Compensation Committee (the "Committee") consists of James S. Campbell, Robert L. Lovely and William L. True, each of whom is a nonemployee director of the Company. The Committee is responsible for establishing and administering compensation policies and programs for executive officers of the Company. This report reflects the Company's compensation philosophy as endorsed by the Committee.

         The Company's executive compensation program has been designed to ensure that compensation provided to executive officers is closely aligned with the Company's business objectives and financial performance, and to enable the Company to attract and retain those officers who contribute to the Company's long-term success.

         Executive compensation generally consists of three components: base salary, annual cash bonus, and long-term incentive rewards. The Committee establishes each executive's compensation package by considering: (i) the salaries of executive officers in similar positions in companies in the same industry as the Company and in related industries; (ii) the experience and contribution levels of the individual executive officer; and (iii) the Company's financial performance. The Committee also relies on the recommendations of the Chief Executive Officer in matters related to the individual performance of the other executive officers, because the Committee believes that the Chief Executive Officer is the most qualified to make this assessment.

Executive Officer Compensation

         The Chief Executive Officer annually recommends executive officer compensation programs to the Committee after the Board of Directors has approved the annual operating plan. Individual base salaries are based on historical practice, subjective evaluation of individual performance levels and contributions to Company business objectives, as well as comparisons to the salaries of executive officers in similar positions in companies in the same industry as the Company and in related industries as determined from surveys obtained from various sources. In general, base salaries paid to the Company's executive officers are near the median for comparable positions in the surveyed companies. The Committee does not assign relative weights to the factors it considers in establishing base salaries. The companies in the surveys reviewed may include some, but not all, of the companies that comprise the Hambrecht & Quist Communications Sector Index shown in the performance graph on page 10.

         Annual  cash  bonuses  for  executive  officers  (other  than those who receive commissions) are awarded under the Company's Management Incentive Compensation Plan (which also includes other key employees), and are based on the Company's annual financial and individual performance goals, as approved in the annual operating plan. The target total incentive award is established as a percentage of each executive officer's annual base salary. The largest portion of this potential award relates to achievement of the Company's operating income goals. If the Company's operating income is less than 70% of the goal, no profit-oriented incentive award is paid out. If the 70% threshold is satisfied, each individual's profit-oriented incentive award is calculated by dividing actual operating income achieved by the approved goal and multiplying the result by such individual's target. In 1996, the Company achieved 92% of its operating income goal. Total executive officer cash bonuses (including individual performance awards and commissions) averaged 34% of base salary in 1996.

         The Committee also grants stock options to executive officers to provide long-term incentives that are aligned with the creation of increased shareholder value over time. Such options have typically been granted at fair market value at the date of grant. In 1996 the Committee granted 145,000 options to the named executive officers at exercise prices ranging from $9.56 per share to $12.75 per share (in each case, issued at fair market value at date of grant).

         In 1996, the Committee also amended the vesting provisions of certain options that had been granted in 1995 to certain of the Company's executive officers, including 240,000 options that had been granted to Mr. LaPorte and aggregate of 145,000 options that had been granted to the other current named executive officers. The Committee amended the vesting provisions of these options because it determined that the vesting provisions were not competitive in the current marketplace and therefore the options were not achieving their objectives of incentivizing and retaining the Company's key employees. Under the amended vesting schedule, 50% of these options will vest on August 4, 1997 if the average trading price of the Company's Common Stock for the three months prior to such date is at least $19.51 per share, and the options will be 100% vested on August 4, 1998 if the average trading price of the Company's Common Stock for the three months prior to such date is at least $22.92 per share. If the stock price goals are not met, the options will vest in full on August 4, 1999.

Compensation of the Chief Executive Officer

         Mr. LaPorte's compensation program follows the same general philosophy and framework as other executive officers, consisting of base salary, annual cash bonuses and long-term incentive awards. Mr. LaPorte's total compensation package is near the median for chief executive officers of other companies in the Company's industry and in related industries. Like all key employees of the Company, Mr. LaPorte participates in the Management Incentive Compensation Plan. For 1996, the largest portion of his annual cash bonus potential related to the Company's achievement of 92% of operating income target as described above. Mr. LaPorte's total annual cash bonus for 1996 represented 43% of his base salary.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the Company's five highest-paid executives. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee does not anticipate there will be any such nondeductible compensation in the foreseable future.

                             Compensation Committee

                                James S. Campbell
                                Robert L. Lovely
                                 William L. True

Performance Graph

         The following graph compares the cumulative total return to holders of the Company's Common Stock with the cumulative total return of the Nasdaq US Stock Market and the Hambrecht & Quist Communications Sector Index for the period beginning December 8, 1994, the first day of trading of the Common Stock, and ending December 31, 1996, the end of the Company's last fiscal year.

                   Comparison of Cumulative Total Return Among
                         Applied Voice Technology, Inc.
                           Nasdaq US Stock Market and
                  Hambrecht & Quist Communications Sector Index


Measurement         Applied Voice       NASDAQ Stock        H&O Communications
   Period             Technology        Market - US                Sector

Measurement
Pt 12/8/94               $100              $100                     $100

FYE 12/31/94              129               105                      119
FYE 12/31/95              106               148                      189
FYE 12/31/96               94               182                      217


         Assumes $100 invested in Applied Voice Technology, Inc. Common Stock, the Nasdaq US Stock Market, the Hambrecht & Quist Communications Sector Index, with all dividends reinvested. Stock price shown above for the Common Stock is historical and not necessarily indicative of future price performance.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that during the 1996 fiscal year all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons, except Mr. Fukai did not report an option grant on his Form 5 for 1996 as originally filed. Such Form 5 was subsequently amended to include the option grant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Richard J. LaPorte, Chairman of the Board, President and Chief Executive Officer of the Company, is party to an Employment Agreement (the "Employment Agreement") with the Company dated May 1, 1993. Under the Employment Agreement, Mr. LaPorte received an option to purchase 84,199 shares of Common Stock at an exercise price of $1.00 per share and is entitled to receive a base salary of at least $183,750 per year based upon Company and individual performance and an annual bonus based on the achievement of personal and financial objectives agreed upon by the Compensation Committee and Mr. LaPorte. Under the Employment Agreement, Mr. LaPorte is entitled to a bonus of at least 50% of his base salary if all specific objectives are met. Mr. LaPorte is also entitled to be reimbursed by the Company for reasonable expenses incurred in performing his duties under the Employment Agreement, and to participate in such benefit plans as are generally available to the Company's executive officers. Mr. LaPorte is also entitled, in the event that he is terminated without cause, to his annual base salary and bonus pro rated through the termination date, in addition to a severance package consisting of his annual base salary and benefits for a period of 12 months from the termination date (or until he commences other full-time employment). The Employment Agreement is automatically extended on each January 1 for consecutive one-year terms if neither the Company nor Mr. LaPorte notifies the other party to the contrary by October 1 of the prior year.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to act as independent auditor of the Company for the fiscal year ending December 31, 1997. Arthur Andersen LLP has been the Company's auditor since November, 1990.

         A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

                                 OTHER BUSINESS

         The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of Proxy will have discretionary authority to vote the proxies held them in accordance with their judgment as to such matters.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended for inclusion in the Proxy materials for the Company's 1998 Annual Meeting of Shareholders must be received by the Company not later than December 8, 1997.

         Such proposals should be directed to the Corporate Secretary, Applied Voice Technology, Inc., 11410 N.E. 122nd Way, Kirkland,
Washington 98034.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         A copy of the Company's 1996 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, accompanies this Proxy Statement.

                           By Order of the Board of Directors



                           Roger A. Fukai
                           Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary

Kirkland, Washington
April 7, 1997